Exhibit 99.1
                                  ------------

              Hometown Auto Retailers Announces 2004 Annual Results

WATERBURY, Conn. - March 24, 2005 - Hometown Auto Retailers, Inc. (OTC BB: HCAR) today announced its audited financial results for the year ended December 31, 2004.

Hometown reported revenues of $265.3 million in 2004 versus revenues of $279.8 million in 2003, a decrease of 5.2 percent. Gross profit was $38.0 million for 2004 versus $39.7 million in 2003, a decrease of 4.3 percent.

Hometown's net income for 2004 increased approximately $1.3 million to $3.7 million generating basic and diluted earnings per share of $0.51 and $0.50, respectively, versus net income of $2.4 million and basic and diluted earnings per share of $0.33 for the same period in 2003.

Results for 2004 reflect a reduction in an income tax valuation allowance plus other tax adjustments, which had the effect of increasing net income by approximately $2.8 million and generating basic and diluted earnings per share of $0.38 and $0.37, respectively. By comparison, 2003 results reflect a reduction in an income tax valuation allowance plus other tax adjustments, which had the effect of increasing net income by approximately $633,000 and generating basic and diluted earnings per share of $0.09. Results for 2003 also reflect earnings of $0.08 per share from a gain on the sale of a Chrysler/Jeep Sales and Service Franchise in June 2003.

"2004 was a challenge for many dealer groups, both public and private, and we have experienced similar challenges at Hometown," said Corey Shaker, Hometown president and chief executive officer. "However we have successfully attempted to adjust as evidenced in part with our SG&A reduction of almost $1.5 million. We are pleased that were able to recently announce the cessation and settlement of most of our litigation matters, which (as a result) will enable us to provide even better focus on our operations in 2005. We will strive for continued improvements in margins and particularly at finance and insurance during 2005, and like our counterparts, we'll be looking hard at controlling inventories and resulting floor plan expenses."

Hometown sold 13,120 vehicles during 2004, 617 fewer than it sold in the same period in 2003. Total vehicles sold (by category) are shown in the table below.

                             For the Year Ended December 31,

                                      2004           2003
                                 ------------   ------------
      New vehicle                       6,215          6,910
      Used vehicle - retail             3,329          3,683
      Used vehicle - wholesale          3,576          3,144
                                 ------------   ------------
      Total units sold                 13,120         13,737
                                 ============   ============

Hometown Auto Announces 2004 Annual Results

Hometown sold a Chrysler/Jeep new car franchise on June 3, 2003. On a same store basis (excluding the Chrysler/Jeep revenues for all periods) Hometown sold 12,996 vehicles during 2004, 492 fewer than it sold in the same period in 2003. Total vehicles sold (by category) on a same store basis are shown in the table below.

                               For the Year Ended December 31,
                                     (same store basis)

                                     2004           2003
                                 ------------   ------------
      New vehicle                       6,215          6,816
      Used vehicle - retail             3,224          3,531
      Used vehicle - wholesale          3,557          3,141
                                 ------------   ------------
      Total units sold                 12,996         13,488
                                 ============   ============


Sales of new vehicles decreased $12.7 million or 7.0 percent to $167.9 million for 2004 versus $180.6 million in 2003. On a same store basis, sales of new vehicles decreased $10.2 million or 5.7 percent to $167.9 million for 2004 versus $178.1 million in 2003. Used vehicle sales decreased $1.2 million or 1.8 percent to $65.3 million for 2004 versus $66.5 million in 2003. On a same store basis, used vehicle sales decreased $141,000 or 0.2 percent to $64.3 million for 2004 versus $64.4 million in 2003. Parts and service revenues decreased $402,000 or 1.6 percent to $24.2 million for 2004 versus $24.6 million in 2003. On a same store basis, parts and service revenues for 2004 increased $32,000 or less than
1.0 percent to $24.2 million versus $24.2 million in 2003. Other revenues (net) decreased 2.4 percent or $194,000 to $7.8 million for 2004 versus $8.0 million for the same period in 2003. On a same store basis, other revenues (net) decreased 1.4 percent or $110,000 to $7.8 million for 2004 versus $7.9 million for the same period in 2003.

About Hometown
Hometown Auto Retailers (www.htauto.com) sells new and used cars and light trucks, provides maintenance and repair services, sells replacement parts and provides related financing, insurance and service contracts through nine franchised dealerships located in New Jersey, New York, Connecticut, Massachusetts and Vermont. The company's dealerships offer 9 American and Asian automotive brands, including Chevrolet, Chrysler, Dodge, Ford, Jeep, Lincoln, Mazda, Mercury, and Toyota.

This release contains "forward-looking statements" based on current expectations but involving known and unknown risks and uncertainties. Actual results or achievements may be materially different from those expressed or implied. The company's plans and objectives are based on assumptions involving judgments with respect to future economic, competitive and market conditions, its ability to consummate, and the timing of acquisitions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control of the company. Therefore, there can be no assurance that any forward-looking statement will prove to be accurate.

Hometown Auto Announces 2004 Annual Results


                          HOMETOWN AUTO RETAILERS, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                 (in thousands, except share and per share data)

                                                            For the Years Ended December 31,
                                                     --------------------------------------------
                                                         2004            2003            2002
                                                     ------------    ------------    ------------
Revenues
   New vehicle sales                                 $    167,932    $    180,615    $    164,659
   Used vehicle sales                                      65,326          66,543          72,482
   Parts and service sales                                 24,219          24,621          24,330
   Other, net                                               7,804           7,998           8,268
                                                     ------------    ------------    ------------
      Total revenues                                      265,281         279,777         269,739
                                                     ------------    ------------    ------------
Cost of sales
   New vehicle                                            157,211         168,579         154,225
   Used vehicle                                            59,053          60,152          65,821
   Parts and service                                       11,043          11,299          11,026
                                                     ------------    ------------    ------------
     Total Cost of sales                                  227,307         240,030         231,072
                                                     ------------    ------------    ------------
     Gross profit                                          37,974          39,747          38,667

Selling, general and administrative expenses               33,371          34,840          34,152
                                                     ------------    ------------    ------------
     Income from operations                                 4,603           4,907           4,515
                                                     ------------    ------------    ------------
   Interest income                                            204              82              43
   Interest (expense)                                      (3,281)         (3,037)         (3,205)
   Other income                                               135             956              52
   Other (expense)                                             (9)             (3)           (158)
                                                     ------------    ------------    ------------
      Income before taxes and cumulative effect
          of accounting change                              1,652           2,905           1,247
      Provision (benefit) for income taxes                 (2,096)            527             471
                                                     ------------    ------------    ------------
      Income before cumulative effect of
          accounting change                                 3,748           2,378             776
      Cumulative effect of accounting change                   --              --         (23,708)
                                                     ------------    ------------    ------------
Net income (loss)                                    $      3,748    $      2,378    $    (22,932)
                                                     ============    ============    ============

Earnings (loss) per share, basic
     Before cumulative effect of accounting change   $       0.51    $       0.33    $       0.10
     Cumulative effect of accounting change                    --              --           (3.30)
                                                     ------------    ------------    ------------
Earnings (loss) per share, basic                     $       0.51    $       0.33    $      (3.20)
                                                     ============    ============    ============
Earnings (loss) per share, diluted
     Before cumulative effect of accounting change   $       0.50    $       0.33    $       0.10
     Cumulative effect of accounting change                    --              --           (3.30)
                                                     ------------    ------------    ------------
Earnings (loss) per share, diluted                   $       0.50    $       0.33    $      (3.20)
                                                     ============    ============    ============

Weighted average shares outstanding, basic              7,286,931       7,175,105       7,175,105
Weighted average shares outstanding, diluted            7,439,024       7,215,492       7,175,105

Hometown Auto Announces 2004 Annual Results


                          HOMETOWN AUTO RETAILERS, INC.
                           CONSOLIDATED BALANCE SHEETS
                 (in thousands, except share and per share data)

                                                                                 December 31,
                                                                        ----------------------------
                                     ASSETS                                 2004            2003
                                                                        ------------    ------------
Current Assets:
   Cash and cash equivalents                                            $      6,101    $      5,639
   Accounts receivable, net                                                    5,081           6,058
   Inventories, net                                                           43,440          37,774
   Prepaid expenses and other current assets                                     634             625
   Deferred and prepaid income taxes                                           1,464           1,349
                                                                        ------------    ------------
      Total current assets                                                    56,720          51,445

Property and equipment, net                                                   13,854          12,678
Other assets                                                                   3,649           1,141
                                                                        ------------    ------------
      Total assets                                                      $     74,223    $     65,264
                                                                        ============    ============

                   LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
   Floor plan notes payable                                             $     42,474    $     38,003
   Accounts payable and accrued expenses                                       5,106           5,798
   Current maturities of long-term debt and capital lease obligations          5,505             996
   Deferred revenue                                                              735             609
                                                                        ------------    ------------
      Total current liabilities                                               53,820          45,406

Long-term debt and capital lease obligations                                   8,621          12,076
Long-term deferred income taxes                                                  123             125
Other long-term liabilities and deferred revenue                                 726             729
                                                                        ------------    ------------
       Total liabilities                                                      63,290          58,336

Commitments and Contingencies

Stockholders' Equity:
    Preferred stock, $.001 par value, 2,000,000 shares
    authorized, no shares issued and outstanding                                  --              --
   Common stock, Class A, $.001 par value, 12,000,000 shares
   authorized, 3,870,137 and 3,655,853 shares issued and outstanding,
   respectively                                                                    4               4
   Common stock, Class B, $.001 par value, 3,760,000 shares
   authorized, 3,519,252 shares issued and
outstanding,
   respectively                                                                    3               3
   Additional paid-in capital                                                 30,017          29,760
   Accumulated deficit                                                       (19,091)        (22,839)
                                                                        ------------    ------------
      Total stockholders' equity                                              10,933           6,928
                                                                        ------------    ------------
      Total liabilities and stockholders' equity                        $     74,223    $     65,264
                                                                        ============    ============